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                                 EXHIBIT #4(a)
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                        AGREEMENT AND FIFTH AMENDMENT
                                      TO
                           COMPETITIVE ADVANCE AND
                     REVOLVING CREDIT FACILITY AGREEMENT



THIS AGREEMENT AND FIFTH AMENDMENT TO COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (this "Amendment") dated as of November 15, 1994 is among SYSCO CORPORATION, a Delaware corporation (the "Company"), the banks listed on the signature pages hereof (the "Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent"), and CHEMICAL BANK, a New York banking corporation, as auction administration agent (in such capacity, the "Auction Administration Agent").

                             PRELIMINARY STATEMENT

The Company, the Banks, certain other banks, the Agent and the Auction Administration Agent have entered into a Competitive Advance and Revolving Credit Facility Agreement dated as of July 27, 1988 as modified by an Agreement and First Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of February 14, 1989, by an Agreement and Second Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of May 1, 1989, by an Agreement and Third Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of January 2, 1990, and by an Agreement and Fourth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of January 31, 1994 (said Competitive Advance and Revolving Credit Facility Agreement as so modified and amended being the "Credit Agreement"). All capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as in





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the Credit Agreement.  The Company, the Banks, the Agent and the Auction
Administration Agent have agreed, upon the terms and conditions specified herein, to amend Section 1.01 of the Credit Agreement as hereinafter set forth:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company, the Banks, the Agent and the Auction Administration Agent hereby agree as follows:

SECTION 1. Amendment to Section 1.01 of the Credit Agreement. The definition of the term "Original Termination Date" contained in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

       "`Original Termination Date' means December 31, 1999."

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when the following conditions shall have been fulfilled:

(a) the Company, the Agent, the Auction Administration Agent and each Bank shall have executed a counterpart hereof and delivered the same to the Agent or, in the case of any Bank as to which an executed counterpart hereof shall not have been so delivered, the Agent shall have received written confirmation by telecopy or other similar writing from such Bank of execution of a counterpart hereof by such Bank; and

(b) the Agent shall have received from the Company a certificate of the Secretary or Assistant Secretary of the Company certifying that attached thereto is (i) a true and complete copy of the general borrowing resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Credit Agreement, as amended hereby, and (ii) the incumbency and specimen signature of each officer of the Company executing this Amendment.





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SECTION 3.   Representations and Warranties True; No Default or Event of
Default. The Company hereby represents and warrants to the Agent, the Auction Administration Agent and the Banks that after giving effect to the execution and delivery of this Amendment (a) the representations and warranties set forth in the Credit Agreement are true and correct on the date hereof as though made on and as of such date; provided, however, that for purposes of this clause
(a), Schedules II and III as used in Sections 4.02 and 4.05, respectively, of the Credit Agreement shall be deemed to include any supplements to such Schedules delivered to the Agent and the Banks by the Company prior to the date of this Amendment and (b) neither any Default nor Event of Default has occurred and is continuing as of the date hereof.

SECTION 4. Reference to the Credit Agreement and Effect on the Notes and other Documents executed pursuant to the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein," "hereof" or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b) Upon the effectiveness of this Amendment, each reference in the Notes and the other documents and agreements delivered or to be delivered pursuant to the Credit Agreement shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(c) The Credit Agreement and the Notes and other documents and agreements delivered pursuant to the Credit Agreement, as amended and modified by the amendments referred to above, shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.





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SECTION 6.   GOVERNING LAW; BINDING EFFECT.  THIS AMENDMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE BINDING UPON THE COMPANY, THE AGENT, THE AUCTION ADMINISTRATION AGENT AND THE BANKS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 8. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE LETTER AGREEMENTS REFERRED TO IN SECTIONS 2.05(b) AND 2.05(c) OF THE CREDIT AGREEMENT CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first stated herein, by their respective officers thereunto duly authorized.



                                       SYSCO  CORPORATION



                                       By:
                                       Name:
                                       Title:


                                       TEXAS COMMERCE BANK
                                       NATIONAL ASSOCIATION,
                                       INDIVIDUALLY AND AS AGENT



                                       By:
                                       Name:    Jay Schwartz
                                       Title:   Vice President





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                                   CHEMICAL BANK, AS AUCTION
                                   ADMINISTRATION AGENT



                                   By:
                                   Name:
                                   Title:





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                                    THE CHASE MANHATTAN BANK,
                                    N.A.



                                    By:
                                    Name:
                                    Title:





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                                       BANK OF AMERICA ILLINOIS
                                       (SUCCESSOR TO CONTINENTAL BANK N.A.)



                                       By:
                                       Name:
                                       Title:





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                                          CREDIT LYONNAIS
                                          CAYMAN ISLAND BRANCH



                                          By:
                                          Name:
                                          Title:





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                                          NATIONSBANK OF TEXAS, N.A.



                                          By:
                                          Name:
                                          Title:





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                                         THE FUJI BANK, LIMITED,
                                         HOUSTON AGENCY



                                         By:
                                         Name:
                                         Title:





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                                        THE TORONTO-DOMINION BANK



                                        By:
                                        Name:
                                        Title:





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                                     UNION BANK OF SWITZERLAND,
                                     HOUSTON AGENCY AND
                                     CAYMAN ISLANDS BRANCH



                                     By:
                                     Name:
                                     Title:



                                     By:
                                     Name:
                                     Title:





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                                         WACHOVIA BANK OF NORTH
                                         CAROLINA, NATIONAL
                                         ASSOCIATION



                                         By:
                                         Name:
                                         Title:





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